UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

IMUNON, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2025, Imunon, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 2,777,779 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,444,444 shares of Common Stock at an exercise price of $0.0001 per share, and (iii) warrants (the “Warrants”) to purchase up to 14,444,446 shares of Common Stock at an exercise price of $0.45 per share. The Private Placement was priced at the market at a combined purchase price per Share and accompanying Warrant of $0.45. The closing of the Private Placement is expected to occur on or about May 27, 2025.

The aggregate gross proceeds to the Company from the Private Placement were approximately $3.25 million, prior to deducting placement agent fees and estimated offering expenses payable by the Company. The Company would receive an additional approximate $6.5 million in aggregate gross proceeds if all of the Warrants were exercised via a cash exercise. The Company plans to use the proceeds from the Private Placement for working capital and general corporate purposes.

The Prefunded Warrants will be exercisable from the date of issuance until exercised in full. The Warrants will be exercisable upon receipt of such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to issuance of all of the Warrants and the shares of Common Stock upon the exercise thereof (“Stockholder Approval,” and such date, the “Stockholder Approval Date”) and have a term of three years from the Stockholder Approval Date. Further, the Company agreed to hold a stockholder meeting on or prior to the date that is 90 days following the closing date of the Private Placement for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company will solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management appointed proxyholders will vote their proxies in favor of such proposals. The Company agreed to file such proxy statement within 20 days following the closing date of the Private Placement and to use the record date that was previously set on May 13, 2025 for the stockholder meeting to seek Stockholder Approval. If the Company does not obtain Stockholder Approval at the first meeting, the Company will call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of May 23, 2025, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than 15 calendar days after the date of the Registration Rights Agreement (the “Registration Statement”), and to use its best efforts to have the Registration Statement declared effective as promptly as practical thereafter, and in any event no later than 45 calendar days following the date of the Registration Rights Agreement (or 75 calendar days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

H.C. Wainwright & Co., LLC (“Wainwright”) is acting as the Company’s lead placement agent, and Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as co-placement agent, in connection with the Private Placement, pursuant to that certain engagement letter, dated as of May 22, 2025, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company will pay Wainwright a total cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement, as well as certain expenses, including $50,000 for legal fees and expenses, $35,000 for non-accountable expenses, and the fees for the escrow agent, and Brookline will receive up to 15% of the cash fee. In addition, the Company will issue to Wainwright warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 361,111 shares of Common Stock at an exercise price equal to $0.5625 per share. The Placement Agent Warrants will have substantially the same terms as the Warrants.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing. In addition, pursuant to the Purchase Agreement, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after the effective date of the Registration Statement. The Company has also agreed not to effect any Variable Rate Transaction (as defined in the Purchase Agreement) until one year after the effective date of the Registration Statement (subject to certain exceptions). Further, as part of the Purchase Agreement, subject to certain exceptions, the Company’s officers and directors entered into lock-up agreements, pursuant to which they agreed not to sell or otherwise dispose of any shares of Common Stock or securities convertible, exchangeable or exercisable into shares of Common Stock for a period of 30 days after the effective date of the Registration Statement (as defined in the Purchase Agreement).

The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Warrant, the form of Placement Agent Warrant and the form of the Registration Rights Agreement, which are attached hereto as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.2, respectively. The Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the such agreements and not to provide investors with any other factual information regarding the Company or its business and investors, and the public should look to other disclosures contained in the Company’s filings with the Commission for any other such factual information. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Neither the issuance of the Shares, the Pre-Funded Warrants, the Warrants, or the Placement Agent Warrants, nor the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Shares, the Pre-Funded Warrants, the Warrants, and the Placement Agent Warrants were, and the shares of Common Stock issuable upon the exercise of such warrants will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01	Other Events.

The Company issued a press release announcing the pricing of the Private Placement on May 23, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
99.1	Press Release of Imunon, Inc., dated May 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON, INC.

Dated: May 27, 2025	By:	/s/ Susan Eylward
Susan Eylward
General Counsel and Corporate Secretary